UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

PUBLIC SERVICE ENTERPRISE

GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

New Jersey	001-09120	22-2625848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Park Plaza

Newark, New Jersey 07102

(Address of principal executive offices) (Zip Code)

973-430-7000

(Registrant’s telephone number, including area code)

http://www.pseg.com

PSEG POWER LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34232	22-3663480
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Park Plaza

Newark, New Jersey 07102

(Address of principal executive offices) (Zip Code)

973-430-7000

(Registrant’s telephone number, including area code)

http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously disclosed, on September 1, 2016, PSEG Power LLC (“Power”) submitted to the PJM Interconnection, L.L.C. (“PJM”) Independent Market Monitor and the PJM Office of Interconnection a preliminary request for an exception to PJM’s Reliability Pricing Model must-offer requirement for the Hudson and Mercer generating stations in connection with the 2020-2021 capacity auction to be held in May 2017.

On October 3, 2016, the Board of Directors of Power determined that it will cease generation operations of the existing units at the Hudson and Mercer generating stations on June 1, 2017. PSEG will submit deactivation notices for both stations to PJM and final must-offer exception requests for the 2020/2021 PJM capacity auction to the PJM Independent Market Monitor. We expect the units to continue to be available to generate electricity and receive previously cleared capacity payments through the date the units cease operations. The timing of the early retirement of these units will be reviewed for reliability impacts by PJM, the regional transmission organization that controls the area where these units are located. Public Service Enterprise Group Incorporated (“PSEG”) and Power issued a press release on October 5, 2016 announcing this decision on Hudson and Mercer. A copy of the press release is attached hereto as Exhibit 99.1.

Management undertakes its annual five year strategic planning process primarily during the third and fourth quarters of each year. The primary factors considered during this process that contributed to the early retirement of these units include significant declines in revenues and margin caused by a sustained period of depressed wholesale power prices and reduced capacity factors caused by lower natural gas prices making coal generation less economically competitive than natural gas-fired generation. In addition, the upcoming PJM capacity auction in May 2017 will be the first to require all generating units to meet the increased operating performance standards of PJM’s new Capacity Performance construct. Power’s Board of Directors determined on October 3, 2016, that the cost to upgrade the existing units at the Hudson and Mercer stations to be able to comply with these higher reliability standards are too significant and not economic given current market conditions, including anticipated future capacity prices, current forward energy prices and past operational performance results of the units. While these units have the capability to run on both coal and natural gas, they have higher operating costs and fuel consumption as well as longer start-up times compared to newer combined cycle gas units. Finally, despite experiencing recent warmer than normal weather in our region this past summer, we did not see the usual increase in electricity price volatility in PJM as we had in past hot summers, which, if continued, would result in a further adverse economic impact to these units as they have generally been dispatched on peak hot and cold days. As a result of the foregoing, Power’s Board of Directors determined that it will cease generation operations of the existing units at the Hudson and Mercer generating stations. As previously announced, PJM regulations require us to notify PJM and the PJM Independent Market Monitor by December 1, 2016 of our final determination as to whether or not we would submit a final request for exception to the must-offer requirement in the next capacity auction scheduled for May 2017.

The decision to retire the Hudson and Mercer units early triggered certain changes in accounting treatment that will have a material effect on PSEG’s and Power’s results of operations. In the third quarter of 2016, PSEG and Power expect to recognize one-time pre-tax charges in Energy Costs and Operation and Maintenance expense ranging from an estimated $40 million to $70 million and $35 million to $77 million, respectively, related to coal inventory adjustments, capacity penalties, materials and supplies inventory reserve adjustments for parts that cannot be used at other generating units, employee-related continuance and severance benefits costs, and construction work in progress impairments, among other shut down items. In addition to these one-time charges, there will be ongoing incremental non-cash charges to earnings during the remainder of 2016 and into 2017 due to the shortening of the expected economic useful lives of Hudson and Mercer primarily related to accelerated depreciation of plant assets and additional asset retirement costs for accretion and depreciation associated with changes in decommissioning timing. Additional employee-related salary continuance and severance costs may also be incurred during the period prior to retirement. Finally, if Power determines not to use the sites for alternative industrial activity, the early retirement of the units at such sites may trigger implementation of investigation and possible remediation of any existing environmental contamination; amounts for any such environmental investigation or remediation are not currently estimable.

The following table summarizes the estimated annual amount and timing of expected charges attributable to the decision to retire these units early:

For 2016 through 2017
(in millions)

	2016	2017
Income Statement Expense (pre-tax)

Energy Costs
Coal Inventory Lower of Cost or Market Adjustments and Capacity Penalties	$40 to $70

Operation and Maintenance
Impairment of Materials and Supplies	$25 to $35
Impairment of Construction Work in Progress	$10 to $20
Severance Costs	up to $20
Other (A)	up to $2	up to $10

Depreciation and Amortization
Accelerated Depreciation including Asset Retirement Costs	$560 to $580	$940 to $960

Total	$635 to $727	$940 to $970

(A)	Other includes accelerated Asset Retirement Obligation accretion expense, and miscellaneous closing costs.

To the extent required by applicable rules, PSEG and Power will file one or more amendments to this Current Report on Form 8-K as details of any additional costs and charges are finalized.

Certain of the matters discussed in this Current Report on Form 8-K that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K.

Item 2.06 Material Impairments.

The information contained in Item 2.05 is incorporated into this Item 2.06 by reference.

As required by applicable accounting guidance, PSEG is required to review the estimated residual values of its leveraged lease investments at least annually and if the review indicates a fair value below the carrying value, and the decline is other than temporary, must record an impairment charge in the period the estimate changed. As a result of the adverse economic conditions experienced by coal generation as discussed above, PSEG has reviewed the estimated residual values of certain of its leveraged lease investments and expects to record a pre-tax impairment charge ranging from approximately $55 million to $75 million for its leases with NRG REMA, LLC in the third quarter.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (Registrant)

By:	/s/ Stuart J. Black

Stuart J. Black Vice President and Controller (Principal Accounting Officer)

Date: October 5, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PSEG POWER LLC (Registrant)

By:	/s/ Stuart J. Black

Stuart J. Black Vice President and Controller (Principal Accounting Officer)

Date: October 5, 2016

5